EXHIBIT 99.1

[Letterhead of PricewaterhouseCoopers LLP]

Report of Independent Registered Public Accounting Firm

To FIA Card Services, National Association:

We have examined management's assertion, included in the accompanying report by management, titled "Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Internal Control" (the "Report"), that FIA Card Services, National Association (the "Company"), a wholly owned subsidiary of Bank of America Corporation, maintained effective internal control over the functions performed as servicer of the BA Master Credit Card Trust II (the "Master Trust") and the BA Credit Card Trust (the "Note Trust", together with the Master Trust, the "Trusts"), including each series of the Master Trust and each tranche of the Note Trust as specified in the Report, as of June 30, 2009 to provide reasonable assurance that the Trusts' assets are safeguarded against loss from unauthorized use or disposition and that the servicing of the Trusts' assets is conducted and recorded in conformity with the Second Amended and Restated Pooling and Servicing Agreement for the Master Trust dated October 20, 2006 (the "PSA") between the Company, BA Credit Card Funding, LLC and The Bank of New York Mellon (the "Trustee"), the Series Supplement to Second Amended and Restated Pooling and Servicing Agreement for the Master Trust for each series as specified in the Report (the "Series Supplements") between the Company, BA Credit Card Funding, LLC and the Trustee, the Second Amended and Restated Indenture for the Note Trust dated October 20, 2006 (the "Indenture") and the Amended and Restated BAseries Indenture Supplement dated June 10, 2006 (the "Indenture Supplement"), both between the Note Trust and the Trustee (the PSA, Series Supplements, Indenture and Indenture Supplement, together the "Agreements") to permit the preparation of the required financial reports. The Company's management is responsible for maintaining effective internal control over the functions performed as servicer of the Trusts. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included obtaining an understanding of internal control over the functions performed by the Company as servicer of the Trusts, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control over the functions performed by the Company as servicer of the Trusts to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that the Company maintained effective internal control over the functions performed as servicer of the Trusts as of June 30, 2009 to provide reasonable assurance that the Trusts' assets are safeguarded against loss from unauthorized use or disposition and that the servicing of the Trusts' assets is conducted and recorded in conformity with the Agreements to permit the preparation of the required financial reports is fairly stated, in all material respects, based on the following criteria specified in the Report:

•	Funds collected are remitted to the Trustee in accordance with the Agreements.

•	The Trusts' assets are segregated from those retained by the Company in accordance with the Agreements.

•	Expenses incurred by the Trusts are calculated and remitted in accordance with the Agreements.

•	The additions of accounts to the Trusts are authorized in accordance with the Agreements.

•	The removals of accounts from the Trusts are authorized in accordance with the Agreements.

•	The Trusts' assets amortizing out of the Trusts are calculated in accordance with the Agreements.

•	Monthly Trust reports generated in the form of "Exhibits" and provided to the Trustee are reviewed by a Vice President or above prior to distribution.

•	Monthly Trust reports generated in the form of "Exhibits" contain all information required by the Agreements.

 /s/ PricewaterhouseCoopers LLP

September 17, 2009

2

[Letterhead of Bank of America]

September 17, 2009

Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Internal Control

FIA Card Services, National Association ("FIA" or the "Company"), a wholly owned subsidiary of Bank of America Corporation, is responsible for establishing and maintaining effective internal control over the functions performed as the servicer of the BA Master Credit Card Trust II and the BA Credit Card Trust (the "Trusts" or individually, the "Trust"). These internal controls are designed to provide reasonable assurance to the Company's management and board of directors that the Trusts' assets are safeguarded against loss from unauthorized use or disposition, and that the servicing of the Trusts' assets was conducted and recorded in conformity with the applicable Pooling and Servicing Agreement, Series Supplements, Indenture and BAseries Indenture Supplement (together the "Agreements") as specified in Appendix I, between FIA as Seller and Servicer, in the case of the Pooling and Servicing Agreement and the Series Supplements, or BA Credit Card Trust, in the case of the Indenture and the BAseries Indenture Supplement, and the applicable Trustee (specific Agreements and Trustees are listed in Appendix I) to permit the preparation of the required financial reports.

Because of inherent limitations in any internal control, no matter how well-designed, misstatements due to error or fraud may occur and not be detected, including the possibility of the circumvention or overriding of internal control. Accordingly, even effective internal control can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

The Company has determined that the objectives of controls with respect to servicing and reporting of the Trusts' assets are to provide reasonable, but not absolute assurance that:

•	Funds collected are remitted to the Trustee in accordance with the Agreements.

•	The Trusts' assets are segregated from those retained by FIA in accordance with the Agreements.

•	Expenses incurred by the Trusts are calculated and remitted in accordance with the Agreements.

•	The additions of accounts to the Trusts are authorized in accordance with the Agreements.

•	The removals of accounts from the Trusts are authorized in accordance with the Agreements.

September 17, 2009

Trust Internal Control (continued)

•	The Trusts' assets amortizing out of the Trusts are calculated in accordance with the Agreements.

•	Monthly Trust reports generated in the form of "Exhibits" and provided to the Trustee are reviewed by a Vice President or above prior to distribution.

•	Monthly Trust reports generated in the form of "Exhibits" contain all information required by the Agreements.

The Company assessed its internal control over the functions performed as servicer of the Trusts in relation to these criteria. Based upon this assessment, the Company believes that, as of June 30, 2009, its internal control over the functions performed as servicer of the Trusts are effective in providing reasonable assurance that Trusts' assets are safeguarded against loss from unauthorized use or disposition, and that the servicing of the Trusts' assets was conducted and recorded in conformity with the Agreements to permit the preparation of the required financial reports.

FIA Card Services, National Association by:

  /s/  Elizabeth S. Buie

Elizabeth S. Buie

Senior Vice President

  /s/  Scott McCarthy

Scott McCarthy

Senior Vice President

Appendix I
BA Master Credit Card Trust II
Internal Control at June 30, 2009

ISSUANCE
SERIES	DATE

BA Master Credit Card Trust II Series 1997-B	2/27/1997
BA Master Credit Card Trust II Series 1999-J	9/23/1999
BA Master Credit Card Trust II Series 2000-E	6/1/2000
BA Master Credit Card Trust II Series 2000-H	8/23/2000
BA Master Credit Card Trust II Series 2001-B	3/8/2001
BA Master Credit Card Trust II Series 2001-C	4/25/2001
BA Master Credit Card Trust II Series 2001-D	5/24/2001

Appendix I
BA Credit Card Trust
Internal Control at June 30, 2009

TRANCHE	ISSUANCE DATE

Full Year

BASeries Class A (2001-2)	7/26/2001
BASeries Class A (2001-Emerald)	8/15/2001
BASeries Class C (2002-1)	2/28/2002
BASeries Class A (2002-2)	3/27/2002
BASeries Class A (2002-3)	4/24/2002
BASeries Class C (2002-3)	6/12/2002
BASeries Class A (2002-7)	7/25/2002
BASeries Class A (2002-8)	7/31/2002
BASeries Class C (2002-6)	10/29/2002
BASeries Class C (2002-7)	10/29/2002
BASeries Class A (2002-11)	10/30/2002
BASeries Class C (2003-1)	2/4/2003
BASeries Class A (2003-4)	4/24/2003
BASeries Class A (2003-5)	5/21/2003
BASeries Class C (2003-4)	6/19/2003
BASeries Class A (2003-8)	8/5/2003
BASeries Class A (2003-10)	10/15/2003
BASeries Class B (2003-4)	10/15/2003
BASeries Class C (2003-7)	11/5/2003
BASeries Class A (2004-2)	2/25/2004
BASeries Class A (2004-1)	2/26/2004
BASeries Class C (2004-1)	3/16/2004
BASeries Class A (2004-3)	3/17/2004
BASeries Class B (2004-1)	4/1/2004
BASeries Class A (2004-5)	5/25/2004
BASeries Class A (2004-6)	6/17/2004
BASeries Class C (2004-2)	7/1/2004
BASeries Class A (2004-7)	7/28/2004
BASeries Class B (2004-2)	8/11/2004
BASeries Class A (2004-8)	9/14/2004
BASeries Class A (2004-9)	10/1/2004
BASeries Class A (2004-10)	10/27/2004
BASeries Class A (2005-2)	5/19/2005
BASeries Class C (2005-1)	6/1/2005
BASeries Class A (2005-3)	6/14/2005
BASeries Class B (2005-1)	6/22/2005
BASeries Class A (2005-4)	7/7/2005
BASeries Class B (2005-2)	8/11/2005
BASeries Class A (2005-6)	8/25/2005
BASeries Class C (2005-2)	9/22/2005
BASeries Class A (2005-8)	10/12/2005
BASeries Class B (2005-3)	11/9/2005
BASeries Class A (2005-9)	11/17/2005
BASeries Class A (2005-10)	11/29/2005
BASeries Class A (2005-11)	12/16/2005
BASeries Class C (2006-1)	2/17/2006
BASeries Class B (2006-1)	3/3/2006
BASeries Class A (2006-2)	3/7/2006
BASeries Class C (2006-2)	3/17/2006
BASeries Class B (2006-2)	3/24/2006
BASeries Class A (2006-3)	3/30/2006
BASeries Class C (2006-3)	5/31/2006
BASeries Class A (2006-5)	6/9/2006
BASeries Class A (2006-6)	7/20/2006
BASeries Class A (2006-7)	7/28/2006
BASeries Class A (2006-8)	8/9/2006
BASeries Class C (2006-5)	8/15/2006
BASeries Class B (2006-3)	8/22/2006
BASeries Class A (2006-9)	8/30/2006
BASeries Class A (2006-10)	9/19/2006
BASeries Class A (2006-11)	9/26/2006
BASeries Class C (2006-6)	9/29/2006
BASeries Class A (2006-12)	10/16/2006
BASeries Class C (2006-7)	10/16/2006
BASeries Class B (2006-4)	11/14/2006
BASeries Class A (2006-13)	11/14/2006
BASeries Class A (2006-14)	11/28/2006
BASeries Class A (2006-15)	12/13/2006
BASeries Class A (2006-16)	12/19/2006
BASeries Class A (2007-1)	1/18/2007
BASeries Class B (2007-1)	1/26/2007

Appendix I
BA Credit Card Trust
Internal Control at June 30, 2009

TRANCHE	ISSUANCE DATE

BASeries Class C (2007-1)	1/26/2007
BASeries Class B (2007-2)	1/31/2007
BASeries Class A (2007-2)	2/16/2007
BASeries Class A (2007-3)	3/20/2007
BASeries Class A (2007-4)	3/20/2007
BASeries Class A (2007-5)	3/20/2007
BASeries Class B (2007-3)	3/30/2007
BASeries Class A (2007-6)	4/12/2007
BASeries Class B (2007-4)	5/15/2007 & 6/22/2007
BASeries Class C (2007-2)	5/15/2007
BASeries Class A (2007-7)	5/16/2007
BASeries Class A (2007-8)	6/22/2007
BASeries Class A (2007-9)	7/19/2007
BASeries Class A (2007-10)	7/26/2007
BASeries Class A (2007-11)	8/2/2007
BASeries Class C (2007-3)	8/14/2007
BASeries Class A (2007-12)	8/22/2007
BASeries Class B (2007-5)	10/11/2007
BASeries Class A (2007-13)	10/12/2007
BASeries Class B (2007-6)	11/16/2007
BASeries Class C (2007-4)	11/16/2007
BASeries Class A (2007-14)	11/27/2007
BASeries Class A (2007-15)	11/27/2007 & 1/17/2008
BASeries Class B (2008-1)	1/17/2008
BASeries Class C (2008-1)	1/29/2008
BASeries Class A (2008-1)	1/29/2008 & 2/8/2008
BASeries Class B (2008-2)	2/14/2008
BASeries Class C (2008-2)	2/14/2008
BASeries Class A (2008-2)	3/14/2008
BASeries Class A (2008-4)	4/11/2008
BASeries Class A (2008-5)	5/2/2008
BASeries Class A (2008-6)	5/15/2008
BASeries Class A (2008-7)	6/13/2008

New issuances
BASeries Class C (2008-4)	7/10/2008
BASeries Class A (2008-8)	7/17/2008
BASeries Class A (2008-9)	8/5/2008
BASeries Class A (2008-10)	8/15/2008
BASeries Class B (2008-4)	8/15/2008
BASeries Class C (2008-5)	8/15/2008
BASeries Class B (2009-1)	6/4/2009
BASeries Class C (2009-1)	6/4/2009